Exhibit 99.1

                         AirNet Communications Announces
               Fourth Quarter and Year-End 2004 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--March 28, 2005--AirNet
Communications Corporation (NASDAQ:ANCC):

    Fourth Quarter and Year-End Highlights and Recent Events

    -- Net 4Q Revenue was $6.1M which was within the forecasted range representing a 20.5% increase from 4Q 2003 revenue

    -- Gross Margins for 4Q were $1.8M or 28.7% compared to $1.6M or 31.0% in 4Q, 2003

    -- Loss from Operations was $4.4M compared with our 4Q, 2003 loss of $4.3M. Both 2004 and 2003 results reflected $2.4M of non-cash stock option charges

    -- Net Loss Attributable to Common Stock in 4Q 2004 was $6.7M or ($0.69) per share and included $2.3M (EPS impact of $0.24) of non-cash interest-related charges associated with the $16M Senior Secured Debt financing consummated in August 2003 and $2.4M (EPS impact of $0.24) of non-cash stock option charges

    -- Cash Flow from Operations for 4Q 2004 was ($3.8M) vs. ($0.5M) in 4Q, 2003

    -- Shipped our first RapidCell(TM) base station with iBSS(TM) software during 4Q 2004

    -- Delivered EDGE high-speed data software to Alcatel for deployment with Dobson Communications

    -- Shipped our first 900 MHz AdaptaCell(R) 4000 XE base station to TECORE in 4Q 2004

    -- Made progress in several field trials currently ongoing with leading OEM resellers who are evaluating RapidCell base station capabilities

    -- Shipped a record number of base stations in the fourth quarter and for the fiscal year

    -- Improved MBO Wireless overall network performance in Oklahoma with the SuperCapacity(TM) base station by virtually eliminating all blocked calls; $2.3M in purchase orders for the SuperCapacity base station were released by Alcatel for shipment in 1Q 2005

    AirNet Communications Corporation (NASDAQ:ANCC) today reported financial results for its fourth quarter and year-ended December 31, 2004.

    Financial Results for the Fourth Quarter and Year-End

    Fourth Quarter: The Company reported net revenue of $6.1 million in the fourth quarter, compared to $5.1 million in the fourth quarter of 2003. Gross margins for the fourth quarter were $1.8 million or 28.7% compared to year ago margins of $1.6 million or 31.0%. Equipment margins improved from 14.8% in the fourth quarter of 2003 to 24.3% in 2004 due to the improved margins associated with our new products, particularly the RapidCell base station. Services margins were 56.2% in fourth quarter 2004 compared to 61.9% in 2003. Operating expenses for the fourth quarter were $6.2 million compared to $5.9 million in the fourth quarter of 2003 driven primarily by an increase in research and development expenses. R&D expenses were $3.3 million versus $2.4 million in 2003 attributable to increased spending on the development of the SuperCapacity base station, RapidCell feature development and EDGE software. The loss from operations was $4.4 million, compared to a loss of $4.3 million in the fourth quarter of 2003. The loss from operations in both quarters included $2.4 million of non-cash stock option charges that resulted from the granting of options to employees following the senior secured debt transaction. The fourth quarter 2004 net loss attributable to common stock was $6.7 million or ($0.69) per share vs. $4.6 million loss or ($0.95) per share in the fourth quarter, 2003. The fourth quarter, 2004 loss included non-cash charges totaling $4.7 million with an EPS impact of ($0.48) per share. The components of that charge include 1) $2.0 million associated with the conversion feature of the debt, 2) $0.3 million of accrued interest on the convertible debt, which is not payable until the debt matures in August, 2007 or may be converted to stock without cash payment, and 3) $2.4 million of stock option compensation expense. Cash used in operating activities for the fourth quarter was $3.8 million, compared to a use of cash of $0.5 million in the fourth quarter of 2003. This increase in cash consumption was primarily impacted by the quarterly fluctuations in inventory and accounts receivable. Financing activity for the quarter generated $1.0 million of cash from the $16 million senior debt financing completed in August 2003. As of March 3, 2005, the Company has received the full $16 million in proceeds, including all installment payments, under this debt financing.
    Per share amounts for the fourth quarter of 2004 results were based on 9.7 million weighted average shares and exclude shares issuable upon the conversion of the remaining unconverted Senior Secured Convertible debt and shares underlying outstanding options because the effect of including those shares would be anti-dilutive. The number of shares issued and outstanding and potentially dilutive totaled 23.1 million as of December 31, 2004. All share and pre share amounts reflect the 1 - for - 10 reverse stock split effected December 9, 2004.
    The Company reported net revenue of $20.6 million for fiscal year 2004, compared to $15.8 million in fiscal year 2003 representing a 30.5% increase in revenue over 2003. The loss from operations was $18.9 million for the year and included $9.3 million of non-cash stock option charges that resulted from the granting of stock options to employees following the senior secured debt transaction compared to a loss of $13.9 million (including $3.7 million of non-cash stock option charges) in 2003. Gross margins for the year were $5.8 million or 28.2% compared to year ago gross margins of $4.3 million or 27.0%. The 2004 net loss attributable to Common Stock was $26.2 million or ($3.77) per share, compared to a $22.3 million loss or ($6.71) per share in 2003. The 2004 loss included non-cash charges totaling $16.7 million with an EPS impact of ($2.41) per share; in 2003 non-cash charges were $12.0 million with an EPS impact of ($3.59). The components of the 2004 charge include 1) $6.0 million associated with the conversion feature of the debt, 2) $1.3 million of accrued interest on the debt, and 3) $9.3 million of stock option compensation expense. Cash used in operating activities for the year was $8.7 million, compared to a use of cash of $7.2 million in fiscal year 2003. Financing activity for the year generated $10.1 million of net cash primarily from the $16 million Senior Debt Financing completed in August 2003 and the PIPE funding completed in April 2004, compared to financing activity of $9.2 million in 2003.

    Outlook

    For fiscal year 2005, the Company intends to focus primarily on the following market opportunities: 1) sales of its adaptive array, SuperCapacity base station to support high capacity voice and high-speed data applications to large operators, and 2) sales of its RapidCell BTS into secure government communications markets. The Company expects to improve revenue and margins in 2005 by increasing sales of the SuperCapacity base station and RapidCell base station through its OEM reseller channel.
    "With the general availability of our SuperCapacity product line, the introduction of EDGE, and the RapidCell with iBSS software, our current product line is proving to be attractive and well-positioned for GSM 2.5G and government communications markets. We have made great strides in the last 12 months developing an indirect distribution channel and building alliances with OEM resellers and system integrators," said Glenn Ehley, president & CEO for AirNet Communications. "These alliances have begun to open up a number of significant opportunities for the Company. We must continue to demonstrate that we have product differentiation with capabilities that are unmatched in order to convert these opportunities into new business."

    Going Concern

    The Company also announced Monday that its independent registered public accounting firm, BDO Seidman, LLP, had informed the Company that its report issued with the Company's financial statements as of and for the year ended December 31, 2004 will include a paragraph that describes conditions that give rise to substantial doubt about the Company's ability to continue as a going concern. This paragraph is consistent with the going-concern paragraph received by the Company in fiscal years 2001 through 2003. Such conditions and management's plans concerning those matters will be disclosed in the annual financial statements included in Form 10-K.

    Conference Call

    AirNet's management will host a conference call at 5:00 p.m. ET today to discuss the financial results, provide an outlook for the first quarter of 2005, review operating trends, and provide an overview of the current business plan. Those interested in listening to the conference call should dial 800-862-9098 or 785-424-1051, Conference ID: AIRNET. For those who cannot listen to the live conference call, a replay will be available beginning at 7:00 p.m. ET on Monday, March 28, 2005, until 11:59 p.m. ET on April 8, 2005. The replay number for the conference call is 800-839-5631 or 402-220-2558.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate'', "prospects", "believe,'' "estimate,'' "expect,'' "intend,'' "plan'' and "objective'' and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the Company will be successful in obtaining new business or that any of the Company's OEM resellers will purchase any further products from the Company; that the Company's lenders may foreclose on all assets of the Company (including all intellectual property rights) in the event of a default under the security agreement associated with the senior debt financing, and that the Company may not be able to continue to operate as a going concern in the absence of new investment capital. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    The stylized AirNet mark, AirNet(R), AdaptaCell(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), iBSS(TM), RapidCell(TM) and Backhaul Free(TM), are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.


Financial Schedules

   --  Condensed Statements of Operations

   --  Cash Flow Summary

   --  Condensed Balance Sheets


                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENTS OF OPERATIONS

                           For the three months       For the year
                                  ended                  ended
                                December 31,          December 31,
                              2004       2003       2004       2003
                          ----------- ---------- ---------- ----------
                                         (as                   (as
                                       restated)             restated)
                                          (1)                   (1)
REVENUES
 Equipment Revenues           $5,286     $2,959    $15,699     $9,630
 Services Revenues               849      2,130      4,901      6,155
                          ----------- ---------- ---------- ----------
      Total Net Revenues       6,135      5,089     20,600     15,785

COST OF REVENUES
 Equipment Cost of
  Revenues                     4,004      2,520     11,919      7,729
 Services Cost of Revenues       372        812      2,681      3,415
 Write-down of excess and
     obsolete inventory            -        177        200        384
                          ----------- ---------- ---------- ----------
      Total Cost of
       Revenues                4,376      3,509     14,800     11,528
                          ----------- ---------- ---------- ----------
    Gross profit               1,759      1,580      5,800      4,257

OPERATING EXPENSES:
 Research and development      3,271      2,449     12,304      9,208
 Sales and marketing             769        715      3,056      2,583
 General and
  administrative               2,164      2,735      9,370      6,406
                          ----------- ---------- ---------- ----------
        Total Operating
         Expenses              6,204      5,899     24,730     18,197
                          ----------- ---------- ---------- ----------
LOSS FROM OPERATIONS(a)       (4,445)    (4,319)   (18,930)   (13,940)
                          ----------- ---------- ---------- ----------

OTHER (EXPENSE) INCOME
 Interest Income                  40         21        109        120
 Non-cash debt conversion
  interest charge             (2,007)        (3)    (6,027)        (4)
 Interest on convertible
  debt                          (301)      (295)    (1,325)      (429)
 Interest expense                 (6)       (10)       (28)      (188)
 Other, net                        2          -         12          4
                          ----------- ---------- ---------- ----------
TOTAL OTHER EXPENSE           (2,272)      (287)    (7,259)      (497)
                          ----------- ---------- ---------- ----------
NET LOSS                      (6,717)    (4,606)   (26,189)   (14,437)

CONVERSION CHARGE                  -          -          -     (7,895)
                          ----------- ---------- ---------- ----------
NET LOSS ATTRIBUTABLE TO
 COMMON STOCKHOLDERS         $(6,717)   $(4,606)  $(26,189)  $(22,332)
                          =========== ========== ========== ==========

NET LOSS PER SHARE
 ATTRIBUTABLE
 TO COMMON STOCKHOLDERS -
 BASIC AND DILUTED(b)         $(0.69)    $(0.95)    $(3.77)    $(6.71)
                          =========== ========== ========== ==========

WEIGHTED AVERAGE SHARES
 OUTSTANDING - USED IN
  CALCULATING
 BASIC AND DILUTED LOSS
 PER SHARE(b)              9,711,444  4,844,892  6,937,749  3,330,457
                          =========== ========== ========== ==========

(a) Loss from operations include non-cash stock compensation expenses of $2,350 and $2,399 for the three months ended December 31, 2004 and 2003, respectively; and $9,342 and $3,676 for the years ended December 31, 2004 and 2003, respectively.

(b) Adjusted retroactively to reflect 1 - for - 10 reverse stock split effected December 9, 2004.

(1) Refer to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2005.

----------------------------------------------------------------------

                           CASH FLOW SUMMARY

                           For the three months      For the year
                                  ended                 ended
                               December 31,          December 31,
                             2004        2003      2004        2003
                          ----------- ---------- ---------- ----------
                                         (as                   (as
                                       restated)             restated)
                                         (1)(2)               (1)(2)

CASH USED IN OPERATING
 ACTIVITIES                  $(3,792)     $(458)   $(8,730)   $(7,170)

CASH USED BY INVESTING
 ACTIVITIES                     (247)       (32)      (453)      (218)

CASH PROVIDED BY FINANCING
 ACTIVITIES                    1,001      1,047     10,079      9,243
                          ----------- ---------- ---------- ----------

NET CHANGE IN CASH           $(3,038)      $557       $896     $1,855
                          =========== ========== ========== ==========

(1) Refer to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2005.

(2) Restatement has no net cash impact.

----------------------------------------------------------------------

                       CONDENSED BALANCE SHEETS

                             As of December 31,
                              2004       2003
                          ----------- ----------
                                         (as
                                       restated)
                                          (1)
ASSETS
 Cash and cash equivalents    $5,957     $5,060
 Accounts receivable - net     6,223      3,849
 Inventories                   9,960     11,687
 Notes receivable                  -        257
 Other current assets            905      1,262
                          ----------- ----------
 TOTAL CURRENT ASSETS         23,045     22,115

 PROPERTY AND EQUIPMENT,
  NET                          3,666      5,553

 OTHER LONG-TERM ASSETS        2,278      2,389
                          ----------- ----------

 TOTAL ASSETS                $28,989    $30,057
                          =========== ==========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
 Accounts payable             $3,151     $2,622
 Accrued expenses              2,219      3,459
 Current portion of
  capital lease
  obligations                      4         65
 Customer deposits             1,438      2,081
 Deferred revenues               325        575
                          ----------- ----------
 TOTAL CURRENT LIABILITIES     7,137      8,802

 TOTAL LONG-TERM
  LIABILITIES                    994        695


 TOTAL STOCKHOLDERS'
  EQUITY                      20,858     20,560
                          ----------- ----------

 TOTAL LIABILITIES &
  STOCKHOLDERS' EQUITY       $28,989    $30,057
                          =========== ==========

(1) Refer to Current Report on Form 8-K filed with the Securities and Exchange Commission on March 11, 2005.


    CONTACT: AirNet, Melbourne
             Stuart Dawley, 321-953-6783
             sdawley@airnetcom.com